UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 25, 2006

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 25, 2006, Ronald T. Steckel replaced David L. Martin as our Chief Operating Officer. Mr. Martin will be leaving the company on or before March 31, 2006, depending on the outcome of ongoing discussions related to his departure. A copy of the press release announcing the appointment of Mr. Steckel as our new Chief Operating Officer is furnished as Exhibit 99.1 to this Form 8-K.

Mr. Steckel, 52, formerly served as our senior Vice President of Operations and Research and Development since July 2004. From March 2003 to January 2004, Mr. Steckel served as the Vice President of Operations at Bacchus Vascular, a manufacturer of catheter-based products. From June 1998 to September 2002, Mr. Steckel held several positions at RITA Medical Systems, a manufacturer of ablation technology products, including Vice President of Operations and Senior Vice President of Operations. Mr. Steckel holds a B.S. in Biology from Blackburn University and an M.B.A. from Lake Forest College.

Item 8.01 Other Events.

We have accepted the voluntary resignation of William H. Hoffman from his position as our Vice President of Sales effective February 1, 2006. Richard Zimmer, our Director of Sales since October 2005, has been appointed our new Vice President of Sales and will replace Mr. Hoffman in this position effective February 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of FoxHollow Technologies, Inc. dated as of January 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: January 26, 2005	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer